Exhibit 99.1

News Release

Unisys Appoints Michael M. Thomson as Chief Executive Officer

Thomson to succeed Peter A. Altabef, effective April 1, 2025

Altabef, CEO since 2015, to remain as Chair of the Board

BLUE BELL, Pa., December 5, 2024 — The Unisys (NYSE: UIS) Board of Directors announced today that it unanimously elected Mike Thomson, current President and Chief Operating Officer at Unisys, to succeed Peter Altabef as the company’s CEO, effective April 1, 2025. Also, effective April 1, Thomson will join the company’s Board and will retain his current title as President. Altabef, currently Chair and CEO, will continue as Chair of the Board.

“On behalf of the entire Board, I am delighted to have a leader of Mike’s caliber to be the next CEO and President of Unisys,” said Altabef. “He is a proven executive who has exceptional leadership qualities and the experience to continue to advance our company. As our President and COO, Mike has helped shape and execute the strategies that have driven our strong ongoing performance, and he has a proven track record of operational excellence – both at Unisys and in other roles throughout his career – that position him well for the company’s next chapter. Mike’s passion for Unisys and the work we do for our clients, his authentic leadership, and deep knowledge of the business will make him an excellent CEO.”

Thomson joined Unisys in 2015 as the Corporate Controller and Principal Accounting Officer, advanced to Chief Financial Officer in 2019, and was named President and COO in 2021, responsible for overseeing the company's commercial organization and its business units, among other functions. For more than 25 years, Thomson has held progressively senior roles across a diverse set of industries, in addition to his most recent roles at Unisys, proving his strong ability to advance and run the operations of a company.

“The selection of the CEO and ensuring a smooth and successful transition is one of the Board’s most important responsibilities,” said Nate Davis, Lead Independent Director of the Board. “Mike’s skill at strengthening Unisys’ financial standing and operational capabilities positions him to lead the company effectively. At the same time, we are fortunate to benefit from Peter’s ongoing and active role as Chair. Peter’s bold vision to build on the company’s strong roots as an innovator was the catalyst for leading Unisys through a major brand and culture transformation, with results that made the company more relevant and visible to its clients, prospects, and other stakeholders. Peter has exemplified the Unisys culture and inspires people with his commitment to preparing for what’s around the corner.”

Altabef has served as CEO since January 2015, and as Board Chair since April 2018. During his tenure, he has led the way for a new wave of innovation for the 151-year-old company.

“I am honored to step into the CEO role,” said Thomson. “Peter’s leadership has positioned us well as a company, and I am proud to carry on that leadership legacy for our business and our people for the next chapter of the Unisys story. Our commitment to excellence and innovation for our clients and the drive for growth and improved profitability as part of our transformation journey remains strong. I look forward to continuing my relationship with Peter and working with our exceptional leadership team to deliver on our strategy and be prepared to capitalize on new opportunities that will propel us forward.”

Unisys’ total company full-year revenue growth and non-GAAP operating profit margin guidance provided in its third-quarter 2024 earnings announcement on October 29, 2024, has not changed.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon Unisys. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on Unisys will be those anticipated by management. Forward-looking statements in this release include, but are not limited to, statements made in Messrs. Altabef, Davis and Thomson’s quotations, any projections or expectations of growth and profitability, the assumptions and other expectations made in connection with our full-year 2024 financial guidance and statements regarding future economic conditions or performance.

Additional information and factors that could cause actual results to differ materially from Unisys’ expectations are contained in Unisys’ filings with the U.S. Securities and Exchange Commission (SEC), including Unisys’ Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this release is representative as of the date of this release only and while Unisys periodically reassesses material trends and uncertainties affecting Unisys’ results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, Unisys does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

About Unisys

Unisys is a global technology solutions company that powers breakthroughs for the world’s leading organizations. Our solutions – cloud, AI, digital workplace, logistics, and enterprise computing – help our clients challenge the status quo and unlock their full potential. To learn more about how we’ve been helping clients push what’s possible for over 150 years, visit unisys.com and follow us on LinkedIn.

Media Contact:

Nathaly Martinez, Unisys

+954-512-3121

Nathaly.Martinez@unisys.com

RELEASE NO.: 1205/9975

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

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